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                                                                    Exhibit 23




                         Consent of Independent Auditors


We consent to the use of our report on the financial statements for the year ended December 31, 1997 of Holland's Drug Store, Inc., in the Form 8-K/A dated November 8, 1998 of HORIZON Pharmacies, Inc.

Howard & Waltrip, P.C.
Certified Public Accountants

Dallas, Texas
January 20, 1999